UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 25, 2005
Cavco Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-08822 (Commission File Number)	56-2405642 (IRS Employer Identification No.)

1001 North Central Avenue, Suite 800, Phoenix, Arizona (Address of principal executive offices)	85004 (Zip Code)
Registrant’s telephone number including area code: (602) 256-6263
Not applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

Item 2.02. Results of Operations and Financial Condition

Item 9.01. Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX
EX-10.1
EX-99.1
EX-10.1 Amendment to Credit Agreement dated as of October 25, 2005
EX-99.1 Press Release

Item 1.01. Entry Into A Material Definitive Agreement
     On October 25, 2005, Cavco Industries, Inc., a Delaware corporation (the “Corporation”), entered into an amendment of its credit agreement with JPMorgan Chase Bank N.A. The amendment to the credit agreement eliminated certain covenants which limited investments in other entities and required a minimum leverage ratio. In addition, the covenant requiring the Corporation to meet a defined fixed charge coverage ratio was reduced from 1.50:1.00 to 1.25:1.00 and the covenant limiting acquisitions was modified to eliminate the maximum permitted dollar amount of acquisitions. A copy of the Corporation’s press release announcing this event is attached as Exhibit 99.1 and the amendment to the credit agreement is attached as Exhibit 10.1.
Item 2.02. Results of Operations and Financial Condition
     On October 27, 2005, Cavco Industries, Inc. a Delaware corporation (the “Corporation”), announced its financial results for its fiscal second quarter and six months ended September 30, 2005. A copy of the Corporation’s press release announcing these financial results is attached as Exhibit 99.1 hereto.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
10.1	Amendment to Credit Agreement dated as of October 25, 2005

99.1	Press Release dated October 27, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
(Registrant)

	By:	/s/ Daniel Urness

Name: Daniel Urness
Title: Interim Chief Financial Officer
Date: October 27, 2005

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amendment to Credit Agreement dated as of October 25, 2005

99.1	Press Release dated October 27, 2005